Exhibit 10.2

EXECUTION VERSION

FIRST AMENDMENT

TO REVOLVING CREDIT AGREEMENT

This FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of May 11, 2006 (this “Amendment”), by and among MCCORMICK & SCHMICK ACQUISITION CORP., a Delaware corporation (“MSAC”), MCCORMICK & SCHMICK RESTAURANT CORP., a Delaware corporation (“MSRC”), MCCORMICK & SCHMICK MARYLAND LIQUOR, INC., a Maryland corporation, MCCORMICK & SCHMICK ACQUISITION I TEXAS, INC., a Texas corporation (“MS Acquisition I”), MCCORMICK & SCHMICK ACQUISITION II TEXAS, INC., a Delaware corporation (“MS Acquisition II”), MCCORMICK & SCHMICK ACQUISITION TEXAS LP, a Texas limited partnership, MCCORMICK & SCHMICK ACQUISITION III TEXAS, INC., a Texas corporation, MCCORMICK & SCHMICK’S ATLANTA II, LLC, a Delaware limited liability company, MCCORMICK & SCHMICK’S HACKENSACK, LLC, a Delaware limited liability company, MCCORMICK & SCHMICK ORLANDO, LLC, a Delaware limited liability company, MCCORMICK & SCHMICK DALLAS, L.P., a Texas limited partnership, MCCORMICK & SCHMICK DALLAS LIQUOR, INC., a Texas corporation, MCCORMICK & SCHMICK AUSTIN, LP, a Texas limited partnership, MCCORMICK & SCHMICK AUSTIN LIQUOR, INC., a Texas corporation, and each of the other Subsidiaries of MSAC which shall from time to time hereafter become a party thereto pursuant to §9.17 of the Credit Agreement (as defined below) (collectively, the “Borrowers”), BANK OF AMERICA, N.A., as successor by merger to Fleet National Bank, and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “RABOBANK INTERNATIONAL” NEW YORK BRANCH (collectively, the “Lenders”), BANK OF AMERICA, N.A., as successor by merger to Fleet National Bank, as administrative agent for itself and the Lenders (in such capacity, the “Administrative Agent”) and BANC OF AMERICA SECURITIES LLC, as arranger (the “Arranger”), amends certain provisions of the Revolving Credit Agreement, dated as of July 23, 2004 (as amended and in effect from time to time, the “Credit Agreement”), by and among the Borrowers, the Lenders, the Administrative Agent and the Arranger. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as provided more fully herein below;

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.1. Amendments to the Credit Agreement.

(a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Applicable Margin” in its entirety and substituting in lieu thereof the following new definition:

Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a “Rate Adjustment Period”), the Applicable Margin for purposes of calculating interest payable with respect to Revolving Credit Loans (in each case, for Base Rate Loans and Eurodollar Rate Loans), for purposes of calculating fees payable in respect of the Letters of Credit and for purposes of calculating the Commitment Fee, as applicable, shall be the applicable percentage set forth below with respect to each such Revolving Credit Loan, Letter of Credit or the Commitment Fee, as the case may be, corresponding to the Adjusted Leverage Ratio, as determined for the most recent Reference Period ending immediately prior to the applicable Rate Adjustment Period:

Revolving Credit Loans

Level	Adjusted Leverage Ratio	Base Rate Loans	Eurodollar Rate Loans and Letters of Credit	Commitment Fee
I	< 2.75:1	0.00%	0.75%	0.10%
II	> 2.75:1 but < 3.00:1	0.00%	1.00%	0.15%
III	>3.00:1 but <3.25:1	0.25%	1.25%	0.20%
IV	>3.25:1 but <3.50:1	0.50%	1.50%	0.25%
V	>3.50:1	0.75%	1.75%	0.30%

Notwithstanding the foregoing, if the Borrowers fail to deliver any Compliance Certificate pursuant to §9.4(d) hereof, then for the period commencing on the date after the day on which such Compliance Certificate was due through the date which is five (5) Business Days after such Compliance Certificate is delivered, the Applicable Margin shall be that percentage corresponding to Level V in the table above.

(b) Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical order:

Rate Adjustment Period. See definition of Applicable Margin.

(c) Section 2.2 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following new Section 2.2:

2.2 Commitment Fee. The Borrowers jointly and severally agree to pay to the Administrative Agent for the accounts of the Lenders in accordance with their respective Revolving Credit Commitment Percentages a commitment fee (the “Commitment Fee”) calculated at the per annum rate equal to the Applicable Margin then in effect on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Total Revolving Credit Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the Closing Date, with a final payment on the Maturity Date or any earlier date on which the Revolving Credit Commitments shall terminate. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any calendar quarter, the Commitment Fee shall be computed separately for each portion of such calendar quarter during which a particular Applicable Margin was in effect using such Applicable Margin.

(d) Section 11.3 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following new Section 11.3:

11.3 Growth Capital Expenditures. The Borrowers will not make, and will not permit any of their Subsidiaries to make, aggregate Growth Capital Expenditures or construct, acquire or open new Restaurants during any fiscal year that exceed the amounts and numbers set forth in the table below opposite such fiscal year; provided that notwithstanding the foregoing maximum amounts, commencing with the Borrowers’ 2005 fiscal year, the maximum amount of Growth Capital Expenditures permitted in each fiscal year shall be increased by (x) up to 100% of the Permitted ECF Growth CapEx Amount for such fiscal year and (y) one hundred (100%) of the unused Permitted ECF Growth CapEx Amounts from prior fiscal years:

Period	Maximum Growth Capital Expenditures
Fiscal year 2006	$35,000,000
Fiscal year 2007	$38,000,000
Fiscal year 2008	$45,000,000

Notwithstanding the foregoing, the Borrowers will not commit to open any new Restaurants (including without limitation entering into any lease, purchase agreement, construction contract or other agreement or arrangement relating to the acquisition, build-out or refurbishment of any property in connection with the opening or anticipated opened of a new Restaurant), or make Growth Capital Expenditures a Borrower was not previously committed to make, at any time during which (x) a Default or Event of Default is continuing or (y) when the Adjusted Leverage Ratio as at the end of the most recently ended Reference Period for which the Borrowers have delivered a Compliance Certificate exceeds the Incurrence Ratio.

For purposes of testing quarterly compliance with this §11.3, the Borrowers shall aggregate Growth Capital Expenditures incurred year-to-date for the then current fiscal year and the Growth Capital Expenditures projected in good faith and based on reasonable assumptions to be made during the balance of such fiscal year after taking into account the Borrowers’ outstanding commitments and projections relating to the opening of new Restaurants.

1.2. Conditions to Effectiveness. This Amendment shall be effective as of the date hereof upon the Administrative Agent’s receipt of a counterpart signature page to this Amendment duly executed and delivered by each of the Borrowers, each of the Lenders and the Administrative Agent.

1.3. Representations and Warranties. Each of the Borrowers hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Representations and Warranties in the Credit Agreement. The representations and warranties of each of the Borrowers contained in the Credit Agreement were true and correct in all material respects as of the date when made and continue to be true and correct in all material respects on the date hereof, except to the extent of changes resulting from transactions or events contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties relate expressly to an earlier date.

(b) Ratification, Etc. Except as expressly amended or waived hereby, the Credit Agreement and the other Loan Documents, and all documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement shall, together with this Amendment, be read and construed as a single agreement. All references to the Credit Agreement in the Credit Agreement, the Loan Documents or any related agreement or instrument shall hereafter refer to the Credit Agreement as amended hereby.

(c) Authority, Etc. The execution and delivery by each of the Borrowers of this Amendment and the performance by such Person of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate, limited partnership or limited liability company authority, as applicable, of such Person and have been duly authorized by all necessary entity proceedings on the part of such Person.

(d) Enforceability of Obligations. This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of each of the Borrowers enforceable against such Person in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(e) No Default. No Default or Event of Default has occurred and is continuing.

1.4. No Other Amendments. Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. Nothing contained in this Amendment shall (a) be construed to imply a willingness on the part of the Administrative Agent or the Lenders to grant any similar or other future amendment, waiver or consent of any of the terms and conditions of the Credit Agreement or the other Loan Documents or (b) in any way prejudice, impair or effect any rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or the other Loan Documents.

1.5. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

1.6. Expenses. Pursuant to §17.2 of the Credit Agreement, all reasonable costs and expenses incurred or sustained by the Administrative Agent in connection with this Amendment, including the fees and disbursements of legal counsel for the Administrative Agent in producing, reproducing and negotiating the Amendment, will be for the account of the Borrowers whether or not the transactions contemplated by this Amendment are consummated.

1.7. Miscellaneous. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.

MCCORMICK & SCHMICK ACQUISITION CORP.

By:	/s/ Emanuel N. Hilario
	Name:	Emanuel N. Hilario
	Title:	Chief Financial Officer

MCCORMICK & SCHMICK RESTAURANT CORP.

By:	/s/ Emanuel N. Hilario
	Name:	Emanuel N. Hilario
	Title:	Chief Financial Officer

MCCORMICK & SCHMICK MARYLAND LIQUOR, INC.

By:	/s/ Emanuel N. Hilario
	Name:	Emanuel N. Hilario
	Title:	Secretary

MCCORMICK & SCHMICK ACQUISITION I TEXAS, INC.

By:	/s/ Emanuel N. Hilario
	Name:	Emanuel N. Hilario
	Title:	Authorized Person

MCCORMICK & SCHMICK ACQUISITION II TEXAS, INC.

By:	/s/ Emanuel N. Hilario
	Name:	Emanuel N. Hilario
	Title:	Authorized Person

Signature Page to First Amendment

MCCORMICK & SCHMICK ACQUISITION TEXAS LP

By:	McCormick & Schmick Acquisition I Texas, Inc., its General Partner

By:	/s/ Emanuel N. Hilario
	Name:	Emanuel N. Hilario
	Title:	Authorized Person

MCCORMICK & SCHMICK ACQUISITION III TEXAS, INC.

By:	/s/ Emanuel N. Hilario
	Name:	Emanuel N. Hilario
	Title:	Authorized Person

MCCORMICK & SCHMICK’S ATLANTA II, LLC

By:	/s/ Emanuel N. Hilario
	Name:	Emanuel N. Hilario
	Title:	Manager

MCCORMICK & SCHMICK’S HACKENSACK, LLC

By:	/s/ Emanuel N. Hilario
	Name:	Emanuel N. Hilario
	Title:	Manager

MCCORMICK & SCHMICK ORLANDO, LLC

By:	/s/ Emanuel N. Hilario
	Name:	Emanuel N. Hilario
	Title:	Manager

Signature Page to First Amendment

MCCORMICK & SCHMICK DALLAS, LP

By:	McCormick & Schmick Acquisition I Texas, Inc., its General Partner

By:	/s/ Emanuel N. Hilario
	Name:	Emanuel N. Hilario
	Title:	Authorized Person

MCCORMICK & SCHMICK DALLAS LIQUOR, INC.

By:	/s/ Emanuel N. Hilario
	Name:	Emanuel N. Hilario
	Title:	Authorized Person

MCCORMICK & SCHMICK AUSTIN, LP

By:	McCormick & Schmick Acquisition I Texas, Inc., its General Partner

By:	/s/ Emanuel N. Hilario
	Name:	Emanuel N. Hilario
	Title:	Authorized Person

MCCORMICK & SCHMICK AUSTIN LIQUOR, INC.

By:	/s/ Emanuel N. Hilario
	Name:	Emanuel N. Hilario
	Title:	Authorized Person

Signature Page to First Amendment

BANK OF AMERICA, N.A., as successor by merger to Fleet National Bank, individually and as Administrative Agent

By:	/s/ Cristin O’Hara
Cristin O’Hara
Principal

Signature Page to First Amendment

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “RABOBANK INTERNATIONAL” NEW YORK BRANCH

By:	/s/ Rebecca O. Morrow
	Name:	Rebecca O. Morrow
	Title:	Executive Director

By:	/s/ Edward J. Peyser
	Name:	Edward J. Peyser
	Title:	Managing Director

Signature Page to First Amendment